CONSULTING AGREEMENT

Entered into this 1st day of September 2005

BETWEEN:

Sunburst Acquisitions IV, Inc.

595 Howe Street, Suite 206

Vancouver, BC V6C 2 T5

Hereinafter referred to as “Company”

AND:

Tracy A. Moore

609 Granville Street, Suite 880

Vancouver, BC V7Y 1G5

Hereinafter referred to as “Consultant”

WHEREAS, Consultant is experienced in assisting public companies with respect to financial advisory matters;

WHEREAS, the Company desires to utilize the services of Consultant as Chief Operating Officer “COO” dealing with relating to general business matters with a goal to furthering the Company’s business strategies (the “Consulting Services”).

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, it is agreed as follows:

1.0

The Company hereby retains Consultant to operate as the Chief Operating Officer.

2.0

This Agreement is effective as of the date first set forth above, and will continue for a period of four (4) months (“Term”).

3.0

Company will issue to Consultant upon the execution, 1,000,000 free trading shares of Sunburst Acquisitions IV, Inc. as payment for services.  Consultant will also be reimbursed for all ordinary and necessary expenses incurred in connection with services rendered to the Company.  These expenses will be reimbursed within ten days of submission by Consultant.

4.0

Consultant covenants that all information concerning the Company, including proprietary information, which it obtains as a result of the services rendered pursuant to this Agreement will be kept confidential and will not be used by Consultant except for the direct benefit of the Company nor disclosed by Consultant to any third party without the prior written approval of the Company until such time as information becomes public.

5.0

This Agreement expressly excludes any and all capital formation and/or securities related services to the Company, including but not limited to (i) direct or indirect promotion of the Company’s securities; (ii) assistance in making of a market in the securities; and (iii) assistance in obtaining debt and/or equity financing.

6.0

This Agreement contains the entire Agreement between the parties and may not be changed except by agreement in writing signed by the party against whom enforcement of any waiver, charge, discharge or modification is sought.  Waiver of or failure to exercise any rights provided by this Agreement in any respect is not a waiver of any further or future rights.  The failure of a Party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that Party of the right thereafter to insist upon adherence to that term of any other term of this Agreement.

7.0

Any dispute or other disagreement arising from or out of this Agreement shall be submitted to arbitration under the rules of the American Arbitration Association and the decision of the arbiter(s) shall be enforceable in any court having jurisdiction thereof.  Arbitration shall occur only in Los Angeles, CA.  The interpretation and enforcement of this Agreement is governed by the laws of the State of California.  In the event any dispute is arbitrated, the prevailing Party (as determined by the arbiter(s)) shall be entitled to recover that Party’s reasonable attorney’s fees incurred (as determined by the arbiter(s)).

8.0

Company represents and warrants that it has complied with all necessary state and federal laws for the issuance of the Shares.

9.0

This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which constitute but one Agreement.  A copy of this Agreement signed by a party and delivered by facsimile transmission to the other party has the same effect as the delivery of an original of this Agreement containing the original signature of such party.

IN WITNESS WHEREOF, the Parties hereto have executed or caused these presents to be executed as of the day and year first above written.

SUNBURST ACQUISITIONS IV, INC.

By: /s/ Terry Fields, President

CONSULTANT

By: /s/ Tracy A. Moore

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